Exhibit 99.1
Insperity Announces Third Quarter Results and
New UnitedHealthcare Contract
HOUSTON – November 3, 2025 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended September 30, 2025. Insperity will be hosting a conference call today at 5:00 p.m. ET to discuss these results, our updated 2025 outlook, and perspectives on expected 2026 key drivers of growth and profitability. We will be posting an accompanying presentation to our investor website at http://ir.insperity.com.
•Q3 revenues up 4% year-over-year
•Q3 average paid WSEEs up 1% to 312,842
•Q3 net loss of $20 million; adjusted EBITDA of $10 million
•Q3 diluted EPS of $(0.53); adjusted EPS of $(0.20)
•YTD average paid WSEEs up 1% to 309,327
•YTD net income of $26 million; adjusted EBITDA of $144 million
•YTD diluted EPS of $0.69; adjusted EPS of $1.63
•Return to shareholders of $87 million during the first nine months of 2025 through the repurchase of 225,000 shares at a cost of $19 million and $68 million in cash dividends
•UHC contract extended through 2028 providing significant cost savings, lower risk, and strategic alignment
•HRScale (Insperity/Workday joint solution) product rollout underway
Third Quarter Results
“We are actively working to position Insperity for sustainable profitability at normal historical levels as we execute on our plan in response to unexpected, elevated healthcare cost trend. We are simultaneously taking assertive actions, including through the new contract with UnitedHealthcare, and will continue to focus on attracting and retaining the right clients at the right price and prudently managing expenses,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are also pleased to announce the official rollout of HRScale, our strategic joint development offering with Workday. We believe this offering will position Insperity uniquely within the marketplace and serve as a catalyst for future growth. While we are making progress in the areas we can control, the macro pressures affecting our business remain significant and we recognize there is more work to do to deliver the results we know Insperity can produce.”
The average number of worksite employees (“WSEE”) paid per month increased 1% from Q3 2024 to 312,842 WSEEs. Revenues in Q3 2025 increased 4% to $1.6 billion on a 3% increase in revenue per WSEE on higher pricing and the increase in paid WSEEs.
Gross profit decreased 15% to $195 million in Q3 2025 from $229 million in Q3 2024 due primarily to higher-than-expected benefits costs. Higher Q3 2025 healthcare costs were driven by elevated inpatient, outpatient and pharmacy trends and frequency of large claim activity.
“We are pleased to announce a multi-year contract extension with UnitedHealthcare which provides significant cost reductions and reduces our pooling level for large claims to $500,000 beginning on January 1, 2026. We expect these changes will provide outstanding value for plan participants and help address the challenging employee benefits cost trend environment,” said James D. Allison, executive vice president of finance, chief financial officer and treasurer. “We believe the structure of the agreement improves our financial outlook substantially for 2026 and enhances strategic alignment for growth and profitability in subsequent years.”
Operating expenses decreased 4% to $220 million in Q3 2025 from $228 million in Q3 2024. Operating expenses included $11 million and $19 million for our Workday strategic partnership in Q3 2025 and Q3 2024, respectively.

Reported net loss was $20 million and diluted EPS was $(0.53). Adjusted EBITDA and adjusted EPS were $10 million and $(0.20), respectively.
Year-to-Date Results
The average number of WSEEs paid per month increased 1% from 2024 to 309,327 WSEEs. Revenues increased by 4% to $5.1 billion on a 3% increase in revenue per WSEE and the increase in paid WSEEs.
Gross profit decreased 13% to $728 million primarily due to unfavorable results from our benefits costs program, offset in part by increased pricing and favorability in other direct cost areas.
Operating expenses declined 1% to $692 million as compared to the 2024 period. Operating expenses included $38 million for our Workday strategic partnership in YTD 2025.
Reported net income and diluted EPS were $26 million and $0.69, respectively. Adjusted EBITDA and adjusted EPS were $144 million and $1.63, respectively.
Cash outlays in the first nine months of 2025 included the repurchase of approximately 225,000 shares of our common stock at a cost of $19 million, dividends totaling $68 million, and capital expenditures of $22 million. Adjusted cash at September 30, 2025 totaled $120 million and we had outstanding borrowings of $370 million under our $650 million credit facility.
2025 Guidance
The company also announced its updated guidance for 2025, including the fourth quarter of 2025. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2025			Full Year 2025

Average WSEEs paid	313,000	—	315,000	310,200	—	310,700
Year-over-year increase	1.3%	—	1.9%	1.0%	—	1.1%

Adjusted EPS	$(0.79)	—	$(0.16)	$0.84	—	$1.47
Year-over-year decrease	—	—	—	(77)%	—	(59)%

Adjusted EBITDA (in millions)	$(25)	—	$9	$119	—	$153
Year-over-year decrease	(209)%	—	(61)%	(56)%	—	(43)%
Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 5:00 p.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 663681. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. number 53083. The webcast will be archived for one year.

About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering a suite of the most comprehensive, scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need to drive performance and growth. With 2024 revenues of $6.6 billion and more than 90 sales offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “forecasts,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, including our strategic partnership with Workday, Inc.; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base these forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•failure to comply with or meet client expectations regarding certain COVID-19 relief programs, including the federal employee retention tax credit program;
•bank failures or other events affecting financial institutions;
•labor shortages, increasing competition for highly skilled workers, and evolving employee expectations regarding the workplace;
•impact of inflation and changes in U.S. trade policy;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•impact of a future outbreak of highly infectious or contagious disease;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the professional employer organization (or PEO) industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers;
•our ability to fully realize the anticipated benefits of our strategic partnership and joint solution with Workday, Inc.; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisitions, strategic partnerships, and investments.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)	September 30, 2025	December 31, 2024
(in millions)

Assets
Cash and cash equivalents	$422	$1,039
Restricted cash	79	69
Marketable securities	18	16
Accounts receivable, net	894	829
Prepaid insurance and related assets	17	25
Income taxes receivable	35	—
Other current assets	89	107
Total current assets	1,554	2,085
Property and equipment, net	180	192
Right-of-use leased assets	65	65
Deposits and prepaid health insurance	164	195
Goodwill and other intangible assets, net	13	13
Deferred income taxes, net	3	34
Other assets	33	13
Total assets	$2,012	$2,597

Liabilities and stockholders' equity
Accounts payable	$8	$10
Payroll taxes and other payroll deductions payable	334	901
Accrued worksite employee payroll cost	774	730
Accrued health insurance costs	31	19
Accrued workers’ compensation costs	81	71
Accrued corporate payroll and commissions	74	82
Other accrued liabilities	80	117
Total current liabilities	1,382	1,930
Accrued workers’ compensation costs, net of current	107	135
Long-term debt	369	369
Operating lease liabilities, net of current	67	66
Total noncurrent liabilities	543	570
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	244	222
Treasury stock, at cost	(852)	(864)
Retained earnings	694	738
Total stockholders' equity	87	97
Total liabilities and stockholders’ equity	$2,012	$2,597

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change

Operating results:
Revenues(1)	$1,623	$1,561	4%	$5,144	$4,968	4%
Payroll taxes, benefits and workers’ compensation costs	1,428	1,332	7%	4,416	4,134	7%
Gross profit	195	229	(15)%	728	834	(13)%
Salaries, wages and payroll taxes	125	127	(2)%	396	393	1%
Stock-based compensation	16	17	(6)%	47	47	—
Commissions	13	11	18%	34	34	—
Advertising	10	9	11%	28	28	—
General and administrative expenses	45	53	(15)%	154	167	(8)%
Depreciation and amortization	11	11	—	33	33	—
Total operating expenses	220	228	(4)%	692	702	(1)%
Operating income (loss)	(25)	1	—	36	132	(73)%
Other income (expense):
Interest income	7	9	(22)%	24	28	(14)%
Interest expense	(6)	(7)	(14)%	(18)	(21)	(14)%
Income (loss) before income tax (benefit) expense	(24)	3	(900)%	42	139	(70)%
Income tax (benefit) expense	(4)	—	—	16	39	(59)%
Net income (loss)	$(20)	$3	(767)%	$26	$100	(74)%

Net income (loss) per share of common stock
Basic	$(0.53)	$0.07	(857)%	$0.69	$2.65	(74)%
Diluted	$(0.53)	$0.07	(857)%	$0.69	$2.63	(74)%
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(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024

Gross billings	$10,729	$10,291	$33,431	$32,135
Less: WSEE payroll cost	9,106	8,730	28,287	27,167
Revenues	$1,623	$1,561	$5,144	$4,968

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change

Average WSEEs paid	312,842	309,088	1%	309,327	306,650	1%

Statistical data (per WSEE per month):
Revenues(1)	$1,729	$1,683	3%	$1,848	$1,800	3%
Gross profit	208	247	(16)%	261	302	(14)%
Operating expenses	235	246	(4)%	248	254	(2)%
Operating income (loss)	(27)	1	—	13	48	(73)%
Net income (loss)	(21)	3	(800)%	9	36	(75)%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per WSEE per month)	2025	2024	2025	2024

Gross billings	$11,432	$11,098	$12,009	$11,644
Less: WSEE payroll cost	9,703	9,415	10,161	9,844
Revenues	$1,729	$1,683	$1,848	$1,800

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP FINANCIAL MEASURES
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost	Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.	Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.
Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per WSEE per month)	2025		2024		2025		2024
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$9,106	$9,703	$8,730	$9,415	$28,287	$10,161	$27,167	$9,844
Less: Bonus payroll cost	729	777	704	759	3,677	1,321	3,411	1,236
Non-bonus payroll cost	$8,377	$8,926	$8,026	$8,656	$24,610	$8,840	$23,756	$8,608
Payroll cost % change period over period	4%	3%	3%	5%	4%	3%	1%	3%
Non-bonus payroll cost % change period over period	4%	3%	—	3%	4%	3%	1%	3%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in millions)	September 30, 2025	December 31, 2024

Cash, cash equivalents and marketable securities	$440	$1,055
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	284	830
Client prepayments	36	91
Adjusted cash, cash equivalents and marketable securities	$120	$134
Following is a reconciliation of net income (loss) (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in millions, except per WSEE per month)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income (loss)	$(20)	$(21)	$3	$3	$26	$9	$100	$36
Income tax (benefit) expense	(4)	(4)	—	—	16	7	39	13
Interest expense	6	6	7	8	18	6	21	8
Amortization of SaaS implementation costs	1	1	1	1	4	1	7	3
Depreciation and amortization	11	12	11	12	33	12	33	12
EBITDA	(6)	(6)	22	24	97	35	200	72
Stock-based compensation	16	17	17	18	47	17	47	17
Adjusted EBITDA	$10	$11	$39	$42	$144	$52	$247	$89
Net income (loss) % change period over period	(767)%	(800)%	(93)%	(94)%	(74)%	(75)%	(34)%	(33)%
Adjusted EBITDA % change period over period	(74)%	(74)%	(59)%	(58)%	(42)%	(42)%	(17)%	(16)%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024

Net income (loss)	$(20)	$3	$26	$100
Non-GAAP adjustments:
Stock-based compensation	16	17	47	47
Tax effect	(4)	(5)	(12)	(13)
Total non-GAAP adjustments, net	12	12	35	34
Adjusted net income (loss)	$(8)	$15	$61	$134
Net income (loss) % change period over period	(767)%	(93)%	(74)%	(34)%
Adjusted net income (loss) % change period over period	(153)%	(73)%	(54)%	(27)%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts per share)	2025	2024	2025	2024

Diluted EPS	$(0.53)	$0.07	$0.69	$2.63
Non-GAAP adjustments:
Stock-based compensation	0.43	0.45	1.25	1.24
Tax effect	(0.10)	(0.13)	(0.31)	(0.34)
Total non-GAAP adjustments, net	0.33	0.32	0.94	0.90
Adjusted EPS	$(0.20)	$0.39	$1.63	$3.53
Diluted EPS % change period over period	(857)%	(94)%	(74)%	(33)%
Adjusted EPS % change period over period	(151)%	(73)%	(54)%	(26)%

NON-GAAP FINANCIAL MEASURES

The following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2025 guidance:

	Q4 2025	Full Year 2025
(in millions, except per share amounts)	Guidance	Guidance

Net income (loss)	$(40) – $(16)	$(15) – $9
Income tax (benefit) expense	(16) – (6)	— – 10
Interest expense	6	24
SaaS implementation amortization	1	5
Depreciation and amortization	10	44
EBITDA	(39) – (5)	58 – 92
Stock-based compensation	14	61
Adjusted EBITDA	$(25) – $9	$119 – $153

Diluted EPS	$(1.07) – $(0.44)	$(0.38) – $0.25
Non-GAAP adjustments:
Stock-based compensation	0.37	1.62
Tax effect	(0.09)	(0.40)
Total non-GAAP adjustments, net	0.28	1.22
Adjusted EPS	$(0.79) – $(0.16)	$0.84 – $1.47